Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 pertaining to the registration of 3,300,000 shares of Time Warner Inc. ("Time Warner") common stock and associated Rights to Purchase Series A Participating Cumulative Preferred Stock and to the incorporation by reference in the Registration Statement and related prospectuses of i) our reports dated February 3, 1999, with respect to the consolidated financial statements and schedules of Time Warner and Time Warner Entertainment Company, L.P., incorporated by reference from Time Warner's Annual Report on Form 10-K for the year ended December 31, 1998, ii) our report dated June 25, 1998 with respect to the financial statements of the Time Warner Thrift Plan (the "Thrift Plan") incorporated by reference from the Thrift Plan's Annual Report on Form 11-K for the year ended December 31, 1997, and iii) our report dated June 25, 1998 with respect to the financial statements of the TWC Savings Plan (the "Savings Plan") incorporated by reference from the Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG LLP

New York, New York
May 24, 1999